Exhibit 5.3

CONSENT OF GENOA K. VARTELL

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “NI 43-101 Technical Report Update on the Ying Ag-Pb-Zn Property in Henan Province, People’s Republic of China” dated August 28, 2024, which is included in, or incorporated by reference into, the Registration Statement on Form F-10, being filed with the United States Securities and Exchange Commission and any amendments and exhibits thereto, of Silvercorp Metals Inc.

/s/ Genoa K. Vartell
Name: Genoa K. Vartell, P.Geo. (BC), PhD
Title: Geology Manager/ Principal Geologist
AMC Mining Consultants (Canada) Ltd.
Date: September 4, 2025